UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2007 (December 12, 2006)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	31-1073048 (IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO (Address of principal executive offices)	43420 (Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Not applicable
(e)	On December 12, 2006, the Board of Directors of Croghan Bancshares, Inc. (the “Company”) approved the 2007 salary compensation for the Company’s executive officers, including the Company’s principal executive officer and the Company’s principal financial officer, based upon the recommendation of the Compensation Committee of the Board of Directors of the Company. Provided below are the 2007 base salaries for the Company’s principal executive officer and the Company’s principal financial officer. The 2007 salaries were effective January 1, 2007.
•	Steven C. Futrell, President and Chief Executive Officer of the Company (principal executive officer); President and Chief Executive Officer of The Croghan Colonial Bank (“CCB”):

2007 Base Salary	2006 Base Salary	Increase

$194,900	$187,400	$7,500
•	Kendall W. Rieman, Treasurer of the Company (chief financial officer); Vice President, Chief Financial Officer and Chief Operating Officer of CCB:

2007 Base Salary	2006 Base Salary	Increase

$114,000	$110,000*	$4,000
*The total Base Salary paid to Mr. Rieman in 2006 was $56,269. Mr. Rieman joined the Company and CCB on June 28, 2006 and, therefore, received a pro rata portion of his 2006 Base Salary of $110,000, based upon the portion of the year during which he was employed by the Company and CCB.
On December 12, 2006, the Board of Directors also approved the payment of one-time bonuses to Messrs. Futrell and Rieman of $5,379 and $4,977, respectively, to offset the cost of 2007 club membership dues.
(f) Not applicable

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.
Date: January 18, 2007	/s/ Kendall W. Rieman

Kendall W. Rieman, Treasurer